
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): September 26, 1997

                         First Savings Financial Corp.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



       North Carolina                    0-26730                56-1928110
 ---------------------------          ------------          -------------------
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)




                             501 South Main Street
                             Post Office Box 1885
                     Reidsville, North Carolina 27323-1885
                   ----------------------------------------
                   (Address of principal executive offices)





Registrant's telephone number, including area code: (910) 342-4251
                                                   ----------------

                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)



                                                EXHIBIT INDEX ON PAGE 3
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Item 5.  Other Events

        At a special meeting of the stockholders of First Savings Financial
Corp., Reidsville, North Carolina (the "Company"), held on September 26, 1997, the stockholders of the Company approved the Agreement and Plan of Reorganization and Merger dated April 2, l997 (the "Agreement") by and among the Company, First Citizens BancShares, Inc., Raleigh, North Carolina ("BancShares") and FSF Acquisition Corporation ("FSF Acquisition"), pursuant to which FSF
Acquisition would be merged into and with the Company (the "Merger") and each of the outstanding shares of the Company's common stock would be converted into the right to receive a cash payment from BancShares of $10.75. The Merger became effective as of the Company's close of business on September 26, 1997. The
Company's common stock will be delisted in accordance with applicable Securities and Exchange Commission rules and regulations.

        A copy of the joint press release of the Company and BancShares announcing stockholder approval of the Agreement and consummation of the Merger is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

        (c)      Exhibits

        (99)(a)  Press Release of the Company, distributed October 2, 1997




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST SAVINGS FINANCIAL CORP.


Date: October 2, 1997                By:
                                        --------------------------------------
                                           David S. Kemp, President
                                           and Chief Executive Officer


                                    PAGE 2
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                                 EXHIBIT INDEX
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

 Exhibit No.              Description                     Sequential Page No.
 -----------              -----------                     -------------------
   (99)(a)        Press Release of the Company,                    4
                  distributed October 2, 1997





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